UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

JULY 24, 2013

Greystone Logistics, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	000-26331	75-2954680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1613 E. 15th, Tulsa, Oklahoma                                 74120
(Address of principal executive offices)                    (Zip Code)

(918) 583-7441
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 18, 2013, Greystone Logistics, Inc. (the "Company") filed a Schedule 13E-3, File No. 005-59735 (the "Schedule 13E-3"), and a Preliminary Proxy Statement on Schedule 14A, File No. 000-26331 (the "Preliminary Proxy Statement"), each relating to a Special Meeting of the Shareholders of the Company to be held on August 2, 2013. The sole matter to be voted upon at the Special Meeting of the Shareholders is to approve an amendment to the Company’s Certificate of Incorporation, which would authorize a one for ten thousand (1-10,000) reverse stock split of the Company’s Common Stock and a cash payment per share for resulting fractional shares equal to $0.50.

The Company has decided to delay the date of the Special Meeting of Shareholders until such later time as the Company can amend the Schedule 13E-3 and the Preliminary Proxy Statement to (i) respond to comments received by the Company from the United States Securities and Exchange Commission, (ii) incorporate into the Preliminary Proxy Statement by reference the Company's Annual Report on Form 10-K for the year ended May 31, 2013, (iii) attach as an exhibit to the Preliminary Proxy Statement such Annual Report on Form 10-K for the  year ended May 31, 2013, and (iv) set a new record date and a new special meeting date for the Special Meeting of Shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREYSTONE LOGISTICS, INC.

Date: July 24, 2013	By:	/s/ Warren F. Kruger
Warren F. Kruger
President and Chief Executive Officer